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                                                                      Exhibit 5


                    [LETTERHEAD OF SACHNOFF & WEAVER, LTD.]






                                                              May 5, 1999

Security Associates International, Inc.
2101 South Arlington Heights Road
Suite 100
Arlington Heights, IL  60005

         RE:      REGISTRATION STATEMENT ON FORM S-8
                  SECURITY ASSOCIATES INTERNATIONAL, INC. SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN, SECURITY ASSOCIATES INTERNATIONAL, INC. MANAGEMENT INCENTIVE PROGRAM AND SECURITY ASSOCIATES INTERNATIONAL, INC. MISCELLANEOUS OPTION AND WARRANT AGREEMENTS

Gentlemen:

         We have acted as counsel for Security Associates International, Inc. (the "COMPANY") in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission to effect the registration, pursuant to the Securities Act of 1933, of 484,681 shares of common stock, $0.001 par value (the "COMMON STOCK"), which may be offered by the Company under the above-referenced plans, option and warrant agreements (collectively, such plans, option and warrant agreements are referred to herein as the "PLANS").

         In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and statements of directors, officers and employees of, and the accountants for, the Company. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including the Plans. In addition, we have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

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Security Associates International, Inc.
May 5, 1999
Page 2



We have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, we advise you that, in our opinion, the shares of Common Stock proposed to be offered by the Company as set forth in the Registration Statement have been duly authorized for issuance and, when issued and sold in accordance with the Security Associates International, Inc. Supplemental Employees' Retirement Plan, Security Associates International, Inc. Management Incentive Program and Security Associates International, Inc. Miscellaneous Option and Warrant Agreements referred to in the Registration Statement, such shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

         We express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America, and the General Corporation Law of the State of Delaware.

                                              Very truly yours,

                                              /s/ SACHNOFF & WEAVER, LTD.

                                              SACHNOFF & WEAVER, LTD.